UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2014
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Ave., El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with a routine review of governance documents, on April 23, 2014, the board of directors of Stamps.com Inc. (the “Company”) modified the Company’s standard form of directors and officers Indemnification Agreement and entered into such modified agreements (the “Agreement”) with its directors, executive officers and certain non-executive officers.  The Agreement is substantially similar to the prior form of indemnification agreement previously used by the Company and filed with the Company’s public filings, modified to provide or clarify the following items, among other matters: (i) provide for the Company’s right to assume the defense of the indemnitee when the Company must indemnify the indemnitee in a proceeding, (ii) clarify that indemnifiable expenses include those incurred by the indemnitee in connection with any appeal and (iii) clarify the limitations on an indemnitee’s right to indemnification in cases where the indemnitee brings a proceeding against the Company.  The Company may enter into Agreements with any other persons who are or become directors, executive officers or non-executive officers.

Each Agreement with a current director or officer amends and restates, from and after its date, the prior indemnification agreement between the Company and such director or officer, if such director or officer was a party to a prior indemnification agreement with the Company.  The Agreement is intended for use by the Company for indemnification agreements entered into by the Company with directors or officers on or after April 23, 2014.

The foregoing is only a brief description of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Item 1.01 of this Current Report on Form 8-K, on April 23, 2014 is incorporated into this Item 1.02 by reference insofar as the amendment and restatement of the prior indemnification agreements may be deemed a termination of such prior agreements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1            Form of Amended and Restated Indemnification Agreement, approved and entered into between the Company and each of the Company’s directors, executive officers and certain of the Company’s non-executive officers as of April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

April 29, 2014	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer